EXHIBIT 5

                          WILLKIE FARR & GALLAGHER LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099




June 2, 2004

The Topps Company, Inc.
1 Whitehall Street
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to The Topps Company, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about June 2, 2004, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 2,595,605 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable under The Topps Company, Inc. 2001 Stock Incentive Plan (the "Plan").

We have examined, among other thing, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that the Shares to be issued by the Company under the Plan, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP